Exhibit 3.2

Form LLC-5.5 January 1994	Illinois Limited Liability Company Act Articles of Organization	This space for use by Secretary of State

George H. Ryan Secretary of State Department of Business Services Limited Liability Company Division Room 357, Howlett Building Springfield, IL 62756	Filing Fee $500. SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	FILED JAN – 3 1994 LIMITED LIABILITY CO. DIV. GEORGE H. RYAN SECRETARY OF STATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois S.P.A.’s check or money order, payable to “Secretary of State.”	Date 1-3-94 Assigned File 00000558 Filing Fee $500 _ Approved: /s/ Illegible

1.	Limited Liability Company Name: Hewitt Associates L.L.C.
(The LLC name must contain the words limited liability company or LLC. and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	Transacting business under an assumed name ☐ Yes ☒ NO.

if YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business. (Post office box alone and c/o are unacceptable.) 100 Half Day Road, Lincolnshire, Illinois 60069, Lake County

4.	Federal Employer Identification Number (F.E.I.N.): 36-2235791

5.	The Articles of Organization are effective on: (Check one)

a) ☐ the filing date, or b) ☒ another date later than but not more than 60 days subsequent to the filing date:	January 3, 1994
(month, day, year)

6.	The registered agent’s name and registered office address is:

Registered agent:	C. Lawrence Connolly, III
First Name Middle Name Last Name

Registered Office:	100 Half Day Road
(P.O. Box alone and c/o are unacceptable)	Number Street Suite #
Lincolnshire, IL 60069 Lake
City Zip Code County

7.	Purpose or purposes for which the LLC is organized: Include the business code # (Form 1065)

(If not sufficient space to cover this point, add one or more sheets of this size.)

The company is organized to conduct a business of providing consulting, administration, and related services, and to transact any or all lawful business for which a limited liability company may be organized under the Illinois Limited Liability Company Act.

IRC Form 1065, Item C: Business Code Number 7398

8.	The latest date the company is to dissolve September 30, 2023

  (month, day, year)

And other events of dissolution enumerated on an attachment.

LLC-5.5

9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) inducted as attachment

☐ Yes    ☒ No

10.	a) Management is vested, in whole or in part, in managers ☒ Yes ☐ No

List their names and business addresses

The management functions of the company’s business shall be vested in an Executive Committee as provided pursuant to the company’s Operating Agreement, except as provided otherwise pursuant to the company’s Operating Agreement. The Operating Agreement may contain any provision for the regulation and management of the affairs of the company not inconsistent with law or these Articles of Organization. See attached.

b) Management is retained, in whole or in part, by the members    ☐ Yes    ☒ No

List their names and addresses

11.	Name(s) & Address(es) of Organizer(s)

The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of organization is to the best of my knowledge and belief, true, correct and complete.

Dated 12-22-1993.

Signature and Name			Business Address

1.	By:	/s/ C. LAWRENCE CONNOLLY, III	1.	100 Half Day Road
		(Signature)		Number Street

	C. Lawrence Connolly, III, Organizer			Lincolnshire
		(Type or print name and title)		City/Town

Illinois 60069
		(Name if a corporation or other entity)		State Zip Code

2.	By:	/s/ JOHN M. RYAN	2.	100 Half Day Road
		(Signature)		Number Street

		John M. Ryan, Organizer		Lincolnshire
		(Type or print name and title)		City/Town

Illinois 60069
		(Name if a corporation or other entity)		State Zip Code

3.			3.
		(Signature)		Number	Street

		(Type or print name and title)		City/Town

		(Name if a corporation or other entity)		State	Zip Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Attachment to Article 10A. of Articles Of Organization Of Hewitt Associates L.L.C.

The names and business addresses of the managers to serve on the initial Executive Committee are as follows:

Name	Business Address

Timothy M. Bradford	40 Highland Avenue Rowayton, CT 06853

Monica M. Burmeister	100 Half Day Road Lincolnshire, IL 60069

Edward L. Delahanty	2100 RiverEdge Parkway Atlanta, GA 30328

David L. Hunt	40 Highland Avenue Rowayton, CT 06853

James E. Nelson	100 Half Day Road Lincolnshire, IL 60069

William Scott	4100 Yonge Street North York, Ontario M2P 2B7

Gerald I. Wilson	100 Half Day Road Lincolnshire, IL 60069

Form LLC-5.25 January 1994	Illinois Limited Liability Company Act Articles of Amendment	This space for use by Secretary of State 00000558

George H. Ryan Secretary of State Department of Business Services Limited Liability Company Division Room 357, Howlett Building Springfield, IL 62756	Filing Fee $100. SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	FILED SEP 28 1994 LIMITED LIABILITY CO. DIV. GEORGE H. RYAN SECRETARY OF STATE
Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date 9-28-94 Assigned File # 0000-055-8 Filing Fee $100.00 Approved: /s/ Illegible

1.	Limited Liability Company name: Hewitt Associates L.L.C.

2.	File number assigned by the Secretary of State: 00000558

3.	Federal Employer Identification Number (F.E.I.N.): 36–2235791

4.	These Articles of Amendment are effective on ☐ the file date or a later date being October 1, 1994 not to exceed 30 days after the file date.

5.	The Articles of Organization is amended as follows: (Attach a copy of the text of each amendment adopted.)

(Address changes of P.O. Box and c/o are unacceptable)

☐ a)	Admission of a new member (give name and address below)

☐ b)	Admission of a new manager (give name and address below)

☐ c)	Withdrawal of a member (give name below)

☐ d)	Withdrawal of a manager (give name below)

☐ e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☐ f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below)

☒ g)	Change in the limited liability company’s name (list below)

☐ h)	Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☒ i)	Other (give information below)

g)	Hewitt Holdings L.L.C.

i)	Change in purpose:

The company is organized to conduct a business of providing consulting administration, and related services by or through subsidiaries and to transact any or all lawful business for which a limited liability company may be organized under the Illinois Limited Liability Company Act. #7398

LLC-5.25

6. This amendment was adopted by the managers. S. 5-25(3)	☒	Yes	☐	No

a) The majority of the managers so approved.	☒	Yes	☐	No

b) Member action was not required.	☐	Yes	☒	No

7. This amendment was adopted by the members. S. 5-25(4)	☒	Yes	☐	No

a) At a meeting of the members, with the required number of affirmative votes necessary to adopt the amendment.	☐	Yes	☒	No

b) Only by written consent signed by the members having the required number of votes necessary to adopt the amendment.	☒	Yes	☐	No

8.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated September 26, 1994.

By:	/s/ GERALD I. WILSON
(Signature)

Gerald I. Wilson Manager
(Type or print Name and Title)

Hewitt Associates L.L.C.
(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

Form LLC-5.25 December 2003	Illinois Limited Liability Company Act Articles of Amendment	This space for use by Secretary of State

Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 351, Howlett Building Springfield, IL 62756 http://www.cyberdriveillinois.com	Filing Fee (see instructions). SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	FILED APR 29 2004 JESSE WHITE SECRETRY OF STATE
Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date 04/29/2004 Assigned File # 00000558 Filing Fee $150.00 Approved: /s/ Illegible

1.	Limited Liability Company name Hewitt Holdings L.L.C.

2.	File number assigned by the Secretary of State: 00000558

3.	These Articles of Amendment are effective on ☒ the file date or a later date being . not to exceed 30 days after the file date.

4.	The Articles of Organization are amended as follows:

☐ a)	Admission of a new member (give name and address below)

☐ b)	Admission of a new manager (give name and address below)

☐ c)	Withdrawal of a member (give name below)

☐ d)	Withdrawal of a manager (give name below)

☐ e)	Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☐ f)	Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)

☒ g)	Change in the limited liability company’s name (list below)

☐ h)	Change in date of dissolution or other events of dissolution enumerated in item 6 of the Articles of Organization

☐ i)	Other (give information below)

g)	FORE Holdings LLC

LLC-5.25

5. This amendment was adopted by the managers. S. 5-25(3)	☒	Yes	☐	No

a) Not less than minimum number of managers so approved.	☒	Yes	☐	No

b) Member action was not required.	☐	Yes	☒	No

6. This amendment was adopted by the members. S. 5-25(4) Not less than minimum number of members so approved.	☒	Yes	☐	No

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

Dated	April 20,	2004.
	(Month & Day)	(Year)

/s/ MONICA M. BURMEISTER
(Signature)

Monica M. Burmeister Manager
(Type or print Name and Title)

(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS:	* If the only change reported is a change in the registered agent and/or registered office, the filing fee is $35.

If other changes are reported, the filing fee is $150.